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                                                                    EXHIBIT 99.1

For Approval by the Board

                              DENDREON CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT

                               (WASHINGTON STATE)

     This Executive Employment Agreement ("AGREEMENT") is entered into as of the date of the last signature to this Agreement ("EFFECTIVE DATE"), by and between Dendreon Corporation, a Delaware corporation (the "COMPANY"), and GREGORY T. SCHIFFMAN ("EMPLOYEE").

     The parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee as Senior Vice President and Chief Financial Officer, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

     2. DUTIES.

          2.1 POSITION. Employee shall perform such duties as are customary for the position of Senior Vice President, Chief Financial Officer and Treasurer and any additional duties that Chief Executive Officer may reasonably prescribe from time to time. Employee shall devote Employee's full business time and efforts to the performance of Employee's assigned duties for the Company, provided, however, that Employee may devote reasonable periods of time to (a) serving on the board of directors of other corporations subject to the prior approval of the Chief Executive Officer, and (b) engaging in charitable or community service activities, so long as none of the foregoing additional activities interfere with Employee's duties under this Agreement.

          2.2 WORK LOCATION. Employee's principal place of work shall be located in Seattle, Washington, or such other location as the parties may agree upon from time to time.

     3. TERM. The employment relationship pursuant to this Agreement shall begin on the Effective Date, will be for no specified term, and may be terminated by Employee or the Company at any time, with or without Cause (as defined in Section 6), subject to the provisions regarding termination set forth in Section 6.

     4. COMPENSATION.

          4.1 BASE SALARY. As compensation for Employee's performance of his/her duties under this Agreement, the Company shall pay Employee a base salary ("BASE SALARY"), which shall initially equal Three Hundred Sixty Thousand Dollars ($360,000.00) per year, payable in accordance with the normal payroll practices of the Company, less required deductions for state and federal withholding tax, social security and all other required employment taxes and payroll deductions. The Base Salary may not be reduced for reasons unrelated to Employee's performance unless the base salaries of all other employees of the Company at the Vice President level and above are proportionally reduced.


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          4.2 INCENTIVE COMPENSATION. Within thirty (30) days after the end of each calendar year commencing December 31, 2007, if the Company and Employee meet specified targets agreed upon in advance by the Board, Employee shall be entitled to receive a bonus of up to forty percent (40%) of his/her Base Salary (the "ANNUAL BONUS") as determined by the Board of Directors, in its sole discretion. If the Company and Employee do not fully meet such targets, the Company may pay Employee a bonus of such amount as the Board of Directors deems appropriate in its sole discretion. Before the beginning of a new bonus year, the Board may, in its discretion, reduce the percentage of the Annual Bonus applicable to employees, provided that Employee's Annual Bonus may be reduced only to the extent that the percentage annual bonuses of all other employees of the Company at the Vice President level and above are proportionally reduced.

          4.3 PERFORMANCE AND COMPENSATION REVIEW. The Employee's performance will be reviewed on no less than an annual basis to determine whether Employee's salary or other compensation should be modified.

          4.4 VACATION. Employee shall be eligible to earn three (3) calendar weeks of paid vacation in each year of this Agreement. Vacation will accrue at the rate of five (5) hours per pay period, and may be carried over from year to year up to a maximum cap of 240 hours. Any accrued unused vacation will be cashed out upon termination of employment at Employee's then current Base Salary rate.

          4.5 BENEFITS AND INSURANCE. In addition to the vacation benefits in
Section 4.4 above, Employee shall be entitled to all benefits that the Company may make generally available from time to time to its employees, subject to the terms and conditions of the applicable policy or plan, and provided that Employee understands that he/she will be designated as a key employee for purposes of any FMLA leave.

     5. BUSINESS EXPENSES. The Company shall pay, or promptly reimburse, Employee for all reasonable, out-of-pocket travel and business expenses incurred in the performance of Employee's duties on behalf of Company for which Employee submits the required supporting documentation and otherwise fully complies with the Company's travel and expense reimbursement policy as in effect from time to time.

     6. SEPARATION OF EMPLOYEE'S EMPLOYMENT.

          6.1 TERMINATION FOR CAUSE BY COMPANY. The Company may terminate Employee's employment at any time for Cause. For purposes of this Agreement, "CAUSE" is defined as: Employee's continued neglect or failure to perform his/her duties and responsibilities satisfactorily, after written notice thereof; willful misconduct by Employee with respect to his/her duties and responsibilities under this Agreement; conduct which is materially injurious (monetarily or otherwise) to the Company, including without limitation, misuse of Company funds or property; unethical business practices or dishonesty related to the Company's business; any other material breach by Employee of this Agreement or any noncompetition, nondisclosure and/or invention agreement with the Company; conviction of a felony or misdemeanor involving moral turpitude; or any similar or related act or failure to act by Employee which is materially adversely injurious to the Company. In the event that Employee's employment is terminated in accordance with this Section 6.1, Employee shall be entitled to receive, on Employee's first regular payday following his/her Termination Date, a lump sum payment equal to the following: (i) Employee's then current Base Salary, prorated to the date of termination of employment ("TERMINATION DATE"), and (ii) any accrued unused vacation as of


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the Termination Date, all of the foregoing to be less required withholding. All other Company obligations to Employee, including but not limited to any bonus as described in Section 4.2 and Severance (as defined in Section 6.2), and excepting the Company's obligations in Section 8.8 (Dispute Resolution) will automatically terminate and be completely extinguished as of the Termination Date.

          6.2 TERMINATION WITHOUT CAUSE. If the Company terminates Employee's employment without Cause, or if Employee resigns for Good Reason in accordance with Section 6.3, Employee will be entitled to receive, on Employee's first regular payday following his/her Termination Date, the following: (a) a lump sum severance payment in an amount equal to nine (9) months of the Employee's then current Base Salary, (b) seventy-five percent (75%) of the amount of maximum Annual Bonus payable to Employee for the then calendar year, (c) all accrued, unused vacation, all (a), (b), and (c) to be less required withholding; (d) payment of reasonable costs not to exceed $10,000 for outplacement services provided by a purveyor approved by Company, upon delivery to the Company of an itemized invoice for such services provided that such costs are incurred within nine (9) months of the Termination Date; (e) payment by the Company for continuation of all Health Benefits in effect on the Termination Date and timely elected by Employee under COBRA, for a period of eighteen (18) months following the Termination Date, or until Employee is eligible to receive comparable health benefits from another Employer; and (f) full accelerated vesting of any and all unvested stock options and restricted stock grants held by Employee (together, "SEVERANCE"). All other Company obligations to Employee pursuant to this Agreement, except those in Section 8.8 (Dispute Resolution), will automatically terminate and be completely extinguished as of the Termination Date.

          6.3 RESIGNATION OF EMPLOYEE FOR GOOD REASON. Employee will be deemed to have resigned for "GOOD REASON" if any of the following events or conditions occur without the Employee's express consent:

     (a) The Board or Company (i) alters Employee's duties, responsibilities or title resulting in a significant diminution of the Employee's position, duties, responsibilities or status with the Company or (ii) contemporaneously reduces Employee's Base Salary, unless the base salaries of all other employees of the Company at the Vice President level or above are proportionately reduced; or

     (b) The Board or Company transfers or assigns Employee to any location that is more than fifty (50) miles from the location of Employee's principal office. Required travel on the Company's business that is consistent with the business travel obligations of Employee's position is excluded from this Section.

          6.4 RESIGNATION BY EMPLOYEE WITHOUT GOOD REASON. Employee may voluntarily resign his/her position with the Company without Good Reason at any time on thirty (30) days' advance written notice. In the event Employee's resignation is without Good Reason, Employee will be entitled to receive, on Employee's first regular payday following his/her Termination Date, a lump sum payment equivalent to the following: (i) the Base Salary then in effect, prorated to the Termination Date; and (ii) accrued unused vacation as of the Termination Date, all of the foregoing to be less required withholding. All other Company obligations to Employee pursuant to this Agreement, except those in Section 8.8 (Dispute Resolution), will automatically terminate and be completely extinguished.


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          6.5 EMPLOYEE'S EXECUTION OF RELEASE. The payment of Severance pursuant to Section 6.2, 6.3, or Section 6.6(b) is expressly contingent upon execution by Employee or his duly authorized representative of a full and general release of any and all claims against the Company and its officers and directors in the form reasonably required by the Company.

          6.6 TERMINATION UPON DEATH OR DISABILITY.

               (a) DEATH. Employee's employment will terminate automatically upon death of the Employee. In the event of Employee's death, Employee's Base Salary then in effect, prorated to the Termination Date, and any accrued unused vacation as of the Termination Date, all of the foregoing to be less required withholding, shall be paid, on the Employee's first regular payday following his/her Termination Date, to the beneficiary designated in writing by the Employee ("Beneficiary") or, if no such Beneficiary is designated, to the Employee's estate. In addition, (i) the Company will continue the Employee's Base Salary until the earlier of six months from the Termination Date or the commencement of death benefits under any existing Company Group Life Insurance Plan, and (ii) the Company shall fully accelerate vesting of any and all unvested stock options and restricted stock grants held by Employee.

               (b) DISABILITY. In the event that Employee becomes physically or mentally disabled such that he/she is unable to perform his/her duties for a period of three (3) consecutive months as determined by a medical professional ("DISABILITY"), the Company may terminate Employee's employment, unless otherwise prohibited by law. In the event of termination due to Disability, Employee shall be paid, on the Employee's first regular payday following his/her Termination Date, a lump sum payment equivalent to Employee's Base Salary then in effect prorated to Employee's Termination Date, and any accrued unused vacation as of the Termination Date, all of the foregoing to be less required withholding. In addition, (i) the Company will continue Employee's Base Salary (less any short term disability payments Employee receives from the Company) until the earlier of six (6) months from the Termination Date or the commencement of Long Term disability payments under any existing Company Long Term Disability Policy; and (ii) the Company shall fully accelerate vesting of any and all unvested stock options and restricted stock grants held by Employee.

          6.7 BOARD ACTION. The Company agrees to take all actions required by the Board or otherwise to accelerate Employee's unvested stock options and restricted stock grants as required by Sections 6.2, 6.3, or 6.6.

          6.8 CHANGE IN CONTROL. In the event of the Employee's "Involuntary Termination Without Cause" or "Termination For Good Reason" as defined in the Dendreon Corporation Change of Control Executive Severance Plan ("Change of Control Severance Plan"), during the "Severance Period" as defined in the Change of Control Severance Plan, the terms of the Change in Control Severance Plan shall govern instead of this Agreement, provided, however, that if Employee's employment is terminated during the Severance Period due to a Disability as defined under this Agreement, this Agreement shall govern. In all other circumstances, this Agreement shall govern the Employee's termination of employment.


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     7. AGREEMENT NOT TO COMPETE.

          7.1 NO EMPLOYMENT WITH, OR CONNECTION TO, COMPETITOR. Employee agrees that, during the term of his/her employment with the Company and for a period of nine (9) months, Employee will not, without securing the prior written permission of the Company:

               (a) be employed by, act as an agent for, or consult with or otherwise perform services for, a Competitor (as defined below); or

               (b) own any equity interest in, manage or participate in the management (as an officer, director, partner, member or otherwise) of, or be connected in any other manner with, a Competitor, except that this section shall not restrict Employee from owning less than one percent (1%) of the equity interests of any publicly held entity.

          7.2 NONSOLICITATION OF COMPANY EMPLOYEES, CUSTOMERS, ETC. Employee agrees that for a period of one (1) year following Employee's Termination Date, Employee will not, without securing the prior written permission of the Company:

               (a) induce or attempt to induce any Employee, officer, director, agent, independent contractor, consultant, customer, strategic partner, licensor, licensee, supplier or other service provider of the Company to terminate a relationship with, cease providing services or products to, or purchasing products or services from, the Company; or

               (b) perform services or solicit the opportunity to perform services for a customer or client of the Company for which or with which the Company was, as of Employee's Termination Date, performing services, contracting for the performance of services or engaging in negotiations with respect to a contract for the performance of services.

          7.3 DEFINITION OF COMPETITOR. The term "COMPETITOR" as used in this Agreement means any individual or entity that is directly or indirectly engaged in the development and/or commercialization in the United States of one or more ex vivo cellular immunotherapies for the therapeutic treatment of cancer, which ex vivo cellular immunotherapies generate twenty percent (20%) or more of either the annual gross revenue or worldwide operating expense of such Competitor in the United States. The term "COMPETITOR" also includes an individual or entity that is preparing to directly or indirectly engage in the development and/or commercialization in the United States of ex vivo cellular immunotherapies, if such ex vivo immunotherapies are anticipated to generate twenty (20%) or more of either the annual gross revenue or annual operating expense of such Competitor in the United States during the first calendar year of development and/or commercialization.

          7.4 REASONABLENESS OF RESTRICTIONS. The Company and Employee agree that, in light of all of the facts and circumstances relating to the relationship that exists and is expected to exist between the Company and Employee, these restrictions (including, but not limited to, the scope of the restricted activities, the duration of the restrictions, and the geographic extent of the restrictions) are fair and reasonably necessary for the protection of the goodwill and other protectable interests of the Company. If a court or arbitrator of competent jurisdiction declines to enforce any of these restrictions, the Company and Employee agree that the restrictions shall be enforceable to the maximum extent allowed by law.


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     8. GENERAL PROVISIONS.

          8.1 SUCCESSORS AND ASSIGNS. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

          8.2 WAIVER. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          8.3 SEVERABILITY. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefits contemplated in this Agreement to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected.

          8.4 INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. Both parties have participated in the negotiation of this Agreement. Therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          8.5 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

          8.6 SURVIVAL. Section 6 ("Separation of Employee's Employment"),
Section 7 ("Agreement Not to Compete"), Section 8 ("General Provisions") of this Agreement shall survive Employee's employment by the Company.

          8.7 ENTIRE AGREEMENT. This Agreement, the Company's stock option plan and documents reflecting options and restricted stock granted to Employee, the Proprietary Information and Inventions Agreement entered into by Employee at the commencement of his employment with the Company, and the Indemnity Agreement entered into by the Company and Employee, if any, together with the Dendreon Corporation Change of Control Executive Severance Plan, constitute the entire agreement between the parties relating to this subject matter and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Employee and a duly authorized officer of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

          8.8 DISPUTE RESOLUTION. The parties agree that any dispute arising out of this Agreement shall be resolved by the parties through confidential mediation or final and binding confidential arbitration. The parties will first attempt to mediate the dispute before a


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neutral mediator agreed upon by the parties. If mediation is not successful, the dispute will be submitted to final and binding confidential arbitration before a neutral arbitrator agreed upon by the parties. Except as specifically provided herein, the mediation or arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. Each party shall be responsible for their own costs and attorneys' fees relating to mediation and arbitration. Both parties agree that the procedures outlined in this paragraph are the exclusive methods of dispute resolution.

          8.9 INJUNCTIVE RELIEF. Notwithstanding the foregoing, any action brought by the Company under this Agreement seeking a temporary restraining order, temporary and/or permanent injunction and/or decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to mediation or arbitration. The Company shall not be required to post a bond as a condition for the granting of such relief.

          8.10 GOVERNING LAW AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as though made and to be fully performed in that State. Venue for any action, including mediation or arbitration under Section 8.8, arising from this Agreement shall be exclusively in King County, Washington.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION.

                                        GREGORY T. SCHIFFMAN

Dated: 12/12/06                         /s/ Gregory T. Schiffman
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                                        Address:

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                                        DENDREON CORPORATION


Dated: 11/30/06                         By: /s/ Mitchell H. Gold
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                                        Its: President & CEO
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